                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                               G-III APPAREL GROUP, LTD.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                     [LOGO]

Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, June 22, 1995 at 10:00 A.M., Eastern Standard Time, at the Company's facilities at 15 Enterprise Avenue, Secaucus, New Jersey.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors and to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

     Thank you for your cooperation.

                                          Very truly yours,
                                          MORRIS GOLDFARB
                                          MORRIS GOLDFARB
                                          President and Chief Executive Officer

May 30, 1995

                           G-III APPAREL GROUP, LTD.
                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 22, 1995
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the 'Company') will be held on Thursday, June 22, 1995 at 10:00 A.M., Eastern Standard Time, at the Company's facilities at 15 Enterprise Avenue, Secaucus, New Jersey, for the following purposes:

          (1) To elect nine directors to serve for the ensuing year.

          (2) To consider and act upon  a proposal to ratify the appointment  of
     Grant   Thornton  LLP   as  the  Company's   independent  certified  public
     accountants for the fiscal year ending January 31, 1996.

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 5, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          ALAN FELLER
                                          Secretary

New York, New York
May 30, 1995

                           G-III APPAREL GROUP, LTD.
                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------
                              GENERAL INFORMATION

GENERAL

     This Proxy Statement (first mailed to stockholders on or about May 30, 1995) is furnished to the holders of Common Stock, par value $.01 per share (the 'Common Stock'), of G-III Apparel Group, Ltd. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, June 22, 1995, at 10:00 A.M., Eastern Standard Time, at the Company's facilities at 15 Enterprise Avenue, Secaucus, New Jersey.

     It is proposed that at the Annual Meeting: (i) nine directors will be elected and (ii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 1996 will be ratified.

     Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy and
(ii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy and 'for' the ratification of the appointment of Grant Thornton LLP as the independent certified public accountants of the Company, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     On May 5, 1995, there were 6,459,381 shares of Common Stock outstanding, each of which shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 5, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Grant Thornton LLP.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of April 1, 1995 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see 'Executive Compensation' below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                          AMOUNT AND NATURE OF       PERCENTAGE
                                                                         BENEFICIAL OWNERSHIP OF         OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER                         COMMON STOCK          COMMON STOCK
- - ----------------------------------------------------------------------   -----------------------    ------------
Aron Goldfarb(1)......................................................          1,181,566(2)            18.1%
Morris Goldfarb(1)....................................................          1,996,099(3)            30.5%
Lyle Berman ..........................................................            304,989(4)             4.7%
  433 Bushaway Road
  Wayzata, MN 55391
Thomas J. Brosig .....................................................              7,350(5)              *
  4695 Forestview Lane
  Plymouth, MN 55442
Alan Feller(1)........................................................             21,000(6)              *
Carl Katz(1)..........................................................             30,555(6)              *
Willem van Bokhorst ..................................................              4,890(7)              *
  c/o Smeets Thesseling & van Bokhorst
  805 Third Avenue
  New York, NY 10022
Sigmund Weiss ........................................................              7,875(8)              *
  c/o Green & Weiss
  225 West 34th Street
  New York, NY 10001
George J. Winchell ...................................................              1,680(6)              *
  c/o Sea Oaks
  8785 Lakeside Boulevard
  Vero Beach, FL 32963
FMR Corp.(9) .........................................................            518,420                8.0%
  82 Devonshire Street
  Boston, MA 02109
Dimensional Fund Advisors Inc.(10) ...................................            386,340                6.0%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Jeanette Nostra-Katz(1)...............................................             40,855(6)              *
Keith S. Jones(1).....................................................             17,650(6)              *
All directors and executive officers as a group (16 persons)..........          3,646,329(7)(11)        53.7%

- - ------------

*    Less than one percent.

 (1) The address of such individual is c/o G-III Apparel Group, Ltd., 345 West 37th Street, New York, New York 10018.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (2) Includes 74,250 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (3) Includes 94,250 Shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (4) Includes 5,040 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (5) Includes 4,200 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (6) Shares may be acquired within 60 days upon the exercise of options.

 (7) Includes an aggregate of 210 shares held by Mr. van Bokhorst's children. Mr. van Bokhorst expressly disclaims beneficial ownership of these shares. Also includes 1,680 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (8) Includes 6,300 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (9) Information is derived from the Schedule 13G, dated February 13, 1995 (the 'FMR Schedule 13G'), filed by the FMR Corp. ('FMR') with the Securities and Exchange Commission (the 'Commission'). The FMR Schedule 13G states that Fidelity Management & Research Company, a wholly owned subsidiary of FMR and a registered investment adviser, is deemed to have beneficial ownership of the 518,420 shares of the Company's Common Stock as of December 31, 1994, as a result of its acting as investment adviser to Fidelity Low-Priced Stock Fund, a registered open-end investment company which owned the 518,420 shares.

(10) Information is derived from the Schedule 13G, dated January 30, 1995 (the 'DFA Schedule 13G'), filed by Dimensional Fund Advisors Inc. ('DFA') with the Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 1994 of 386,340 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all such shares.

(11) Includes an aggregate of 329,280 shares which may be acquired within 60 days upon the exercise of options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                       YEAR FIRST
                                         BECAME                           PRINCIPAL OCCUPATION
           NOMINEE              AGE     DIRECTOR                       DURING THE PAST FIVE YEARS
- - -----------------------------   ---    ----------   ----------------------------------------------------------------
Morris Goldfarb..............   44        1974      President and Chief Executive Officer of the Company. Served  as
                                                      either  President  or Vice  President of  the Company  and its
                                                      predecessors since its  formation in 1974.  Director of  Grand
                                                      Casinos, Inc.
Aron Goldfarb................   72        1974      Chairman of the Board of the Company. Served as either President or  Vice President of  the Company and  its predecessors since its formation in  1974. As  of January 1,  1995, Mr.  Goldfarb became a consultant to the Company.
Lyle Berman..................   53        1989      Since  February 1991,  Chairman and  Chief Executive  Officer of
                                                      Grand Casinos, Inc. From July 1987 to January 1991,  President
                                                      or  Chairman of Berman Consulting Corporation. From March 1987
                                                      until November  1988,  Chairman  of the  Board  of  Directors,
                                                      President  and  Chief Executive  Officer of  Bermans Specialty
                                                      Stores, Inc., a  leather retailer.  From July  1987 to  August
                                                      1989,  President and  Treasurer of  Ante Corp.,  a corporation with which the Company was merged in 1989. Director of  Casino
                                                      Data  Systems, Casino Hospitality  Corp., Grand Casinos, Inc.,
                                                      Innovative  Gaming  Corporation  of  America  and  Mississippi
                                                      Gaming Development Corp.
Thomas J. Brosig.............   45        1992      Since  August 1994,  Executive Vice President  of Grand Casinos,
                                                      Inc. From  February  1991  to  August  1994,  Chief  Operating
                                                      Officer  of  Grand Casinos,  Inc. From  April 1990  to January
                                                      1991, Vice President  of Berman  Consulting Corporation.  From
                                                      August  1989 through  March 1990, Executive  Vice President of
                                                      Administration and Finance of  the Company. Director of  Grand
                                                      Casinos, Inc. and Game Financial Corporation
Alan Feller..................   53        1995      Vice  President  --  Finance and  Administration,  Treasurer and
                                                      Secretary of the Company since March 1990 and Chief  Financial
                                                      Officer of the Company since January 1990.
Carl Katz....................   55        1989      Executive  Vice  President of  Siena  Leather Ltd.  ('Siena'), a
                                                      subsidiary of  the Company,  since 1989.  Prior thereto,  Vice
                                                      President of Siena since 1981.
Willem van Bokhorst..........   48        1989      Partner   in  the  Netherlands  Antilles  law  firm  of  Smeets,
                                                      Thesseling and van Bokhorst for more than the past five years.

                                       YEAR FIRST
                                         BECAME                           PRINCIPAL OCCUPATION
           NOMINEE              AGE     DIRECTOR                       DURING THE PAST FIVE YEARS
- - -----------------------------   ---    ----------   ----------------------------------------------------------------
Sigmund Weiss................   74        1974      Certified public  accountant  since  1948.  Operated  a  general accounting  practice  for  the  past 35  years.  Served  as an accountant for the Company since its inception.
George J. Winchell...........   69        1990      Retired as Senior Vice  President of W.R. Grace  & Co. in  1994.
                                                      Since  joining W.R. Grace  & Co. in  1949, held positions with controller's office, the Specialty Chemicals Group, the Office of the President and the Retail Group.

     Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, Executive Vice President of the Company and of Siena, are married to each other.

     The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee and Compensation
Committee. During the fiscal year ended January 31, 1995, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served, except for George J. Winchell and Willem van Bokhorst. The Board of Directors held three meetings and acted three times by unanimous written consent during the fiscal year ended January 31, 1995.

     The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board. The Executive Committee met three times during the fiscal year ended January 31, 1995, with all members of the Committee in attendance.

     The Audit Committee, composed of Lyle Berman, Sigmund Weiss and Willem van Bokhorst, is charged with reviewing the Company's audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Audit Committee met once during the fiscal year ended January 31, 1995, with Messrs. Berman and Weiss in attendance.

     The Option Committee, composed of George Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the '1989 Plan'), functioning as the 'Committee' under the Plan. The Option Committee acted by unanimous written consent four times in the fiscal year ended January 31, 1995. The G-III Apparel Group, Ltd. Stock Option Plan For Non-Employee Directors (the 'Non-Employee Directors Plan') is administered by the Board of Directors.

     The Compensation Committee, composed of Thomas J. Brosig and Sigmund Weiss, was established in March 1994 to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements. The Compensation Committee acted by unanimous written consent once in the fiscal year ended January 31, 1995.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 1995 for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                            ANNUAL           COMPENSATION
                                                       COMPENSATION(1)       ------------
                                                     --------------------      OPTIONS           ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR(2)    SALARY($)   BONUS($)       (#)(3)       COMPENSATION($)(4)
- - ---------------------------------------   -------    --------    --------    ------------    ------------------
Morris Goldfarb .......................     1995     $605,917       --          140,500(5)        $ 14,628
  President and Chief Executive Officer     1994     $650,000       --            --              $ 14,628
                                            1993     $325,000       --   (6)     52,500           $  7,314
                                            1992     $500,000    $223,280         --              $ 14,628
Aron Goldfarb .........................     1995     $353,239       --           30,000(8)        $ 31,907
  Chairman of the Board(7)                  1994     $475,500       --            --              $ 31,907
                                            1993     $237,500       --           52,500           $ 15,954
                                            1992     $475,000       --            --              $ 31,907
Jeanette Nostra Katz ..................     1995     $249,017       --           12,500(9)           --
  Executive Vice President                  1994     $250,000    $ 46,000        21,000              --
                                            1993     $103,354    $ 50,000        47,250              --
                                            1992     $175,480    $ 50,000         --                 --
Keith S. Jones ........................     1995     $197,081       --            --   (10)          --
  Vice President-Foreign Manufacturing      1994     $147,624    $ 50,000         --                 --
  of G-III Leather Fashions, Inc.           1993     $ 61,250    $ 25,000         --                 --
                                            1992     $110,000    $ 20,000         --                 --
Alan Feller ...........................     1995     $196,154       --           12,000(11)          --
  Vice President of Administration and      1994     $200,000    $ 35,000         --                 --
  Finance, Treasurer and Secretary          1993     $ 93,770    $ 60,000        21,000              --
                                            1992     $178,367    $ 10,000         --                 --
Carl Katz .............................     1995     $161,827       --            1,650(12)          --
  Executive Vice President of Siena         1994     $165,000    $ 20,000                            --
  Leather, Ltd.                             1993     $ 75,577    $ 15,000                            --
                                            1992     $150,000    $ 10,000                            --

(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(2) 1992 reflects the twelve-month fiscal year ended July 31, 1992. 1993 reflects the six-month transition period from August 1, 1992 through January 31, 1993, as the Company changed its fiscal

                                                        (footnotes on next page)

(footnotes from previous page)
    year end from July 31 to January 31, in January 1993. Each of 1994 and 1995 represents the twelve-month fiscal year ended January 31 of that year.

(3) Amounts have been revised to reflect the 5% stock dividend effected in February 1993.

(4) Amounts represent insurance premiums paid by the Company for term life insurance for the benefit of the named executive's spouse.

(5) Excludes options to purchase 178,750 shares of Common Stock granted in connection with the repricing, effected in December 1994, of all existing options granted under the Company's 1989 Plan (the '1994 Repricing').

(6) Morris Goldfarb received a prepaid bonus of $200,000 in December 1992 with respect to the twelve-month period ended July 31, 1993, subject to his obligation to return all or a portion of this amount if the bonus actually earned by him under the employment agreement then in effect was less than $200,000. No portion of the bonus was earned by Mr. Goldfarb and he repaid the $200,000 to the Company in January 1994.

(7) Aron Goldfarb retired as an employee of the Company effective January 1, 1995. He remains a consultant to the Company.

(8) Excludes options to purchase 78,750 shares of Common Stock granted in connection with the 1994 Repricing.

(9) Excludes options to purchase 53,550 shares of Common Stock granted in connection with the 1994 Repricing.

(10) Excludes options to purchase 38,375 shares of Common Stock granted in connection with the 1994 Repricing.

(11) Excludes options to purchase 28,875 shares of Common Stock granted in connection with the 1994 Repricing.

(12) Excludes options to purchase 37,800 shares of Common Stock granted in connection with the 1994 Repricing.

     The following table sets forth information on option grants in the fiscal year ended January 31, 1995 to the persons named in the Summary Compensation Table. Unless otherwise indicated, all option grants become exercisable in annual 20% increments beginning on the first anniversary of their respective grant dates. Numbers of shares and exercise prices in the footnotes have been revised to reflect the 5% stock dividend effected in February 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            % OF TOTAL
                               NUMBER OF      OPTIONS                                   POTENTIAL REALIZABLE
                               SECURITIES   GRANTED TO                                    VALUE AT ASSUMED
                               UNDERLYING    EMPLOYEES    EXERCISE                      ANNUAL RATES OF STOCK
                                OPTIONS      IN FISCAL     PRICE       EXPIRATION        PRICE APPRECIATION
             NAME              GRANTED(1)     YEAR(2)      ($/SH)         DATE           FOR OPTION TERM(3)
- - ------------------------------ ----------   -----------   --------    -------------     ---------------------
                                                                                           5%          10%
                                                                                        ---------    --------
Morris Goldfarb...............   178,750        22.9%      $ 2.00          (4)          $192,938     $478,075
                                 100,000(5)     12.8%      $ 4.00(5)    Feb. 1 2004       -- (5)       -- (5)
                                  12,500(6)      1.6%      $ 5.50     June 30, 2004     $  7,625     $ 52,875
                                  12,500(6)      1.6%      $ 6.50     June 30, 2004     $      0     $ 40,375
                                  15,500         2.0%      $ 2.00      Dec. 5, 2004     $ 19,530     $ 49,445
Aron Goldfarb.................    78,750        10.1%      $ 2.00          (7)          $ 66,938     $159,075
                                  12,500(6)      1.6%      $ 5.50     June 30, 2004     $  7,625     $ 52,875
                                  12,500(6)      1.6%      $ 6.50     June 30, 2004     $      0     $ 40,375
                                   5,000         0.6%      $ 2.00      Dec. 5, 2004     $  6,300     $ 15,956
Jeanette Nostra-Katz..........    73,550         9.2%      $ 2.00          (8)          $ 60,500     $143,419
                                  12,500         1.6%      $ 2.00      Dec. 5, 2004     $ 15,750     $ 39,875
Keith S. Jones................    38,375         4.8%      $ 2.00          (9)          $ 35,519     $ 83,380
                                   2,000         0.3%      $ 2.00      Dec. 5, 2004     $  2,520     $  6,380
Alan Feller...................    28,875         3.7%      $ 2.00         (10)          $ 21,131     $ 47,140
                                  12,000         1.5%      $ 2.00      Dec. 5, 2004     $ 15,120     $ 38,280
Carl Katz.....................    37,800         4.7%      $ 2.00         (11)          $ 25,725     $ 59,241
                                   1,650         0.2%      $ 2.00      Dec. 5, 2004     $  2,079     $  5,264

- - ------------

 (1) For each named executive officer, the first option listed represents options amended in connection with the 1994 Repricing. The vesting terms and expiration dates were not amended at the time of the 1994 Repricing. The other options listed represent grants under the Company's 1989 Plan, except as set forth in note 6.

 (2) Based upon options to purchase 798,825 shares granted to all employees in the fiscal year ended January 31, 1995, including 661,650 options amended at the time of the 1994 Repricing.

 (3) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall market conditions. Although the market price of the Company's Common Stock on June 30, 1994 was $3.75, the options granted on such date have exercise prices of $5.50 and $6.50 per share. The 5% rate of appreciation over the 10 year term of the granted options of the $2.00 and $3.75 stock prices on the respective dates of grant would result

                                              (footnotes continued on next page)

(footnotes continued from previous page) in stock prices of $3.26 and $6.11, respectively. The 10% rate of appreciation over the 10 year term of the granted options of the $2.00 and $3.75 stock prices on the respective dates of grant would result in stock prices of $5.19 and $9.73, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

 (4) The reported transaction involved the repricing of existing options to purchase 26,250, 52,500 and 100,000 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $3.21, $5.00, and $4.00, respectively, originally granted on June 26, 1991, October 12, 1992 and February 1, 1994, respectively.

 (5) The options to purchase 100,000 shares of Common Stock granted on February 1, 1994, in connection with the execution of a new employment agreement by Mr. Goldfarb, were amended in connection with the 1994 Repricing and are also included in the 178,750 options amended at the time of the 1994 Repricing. The exercise price of such options has been reduced to $2.00 in connection with the 1994 Repricing.

 (6) The options to purchase 25,000 shares of Common Stock granted to each of Morris Goldfarb and Aron Goldfarb on June 30, 1994, in connection with the execution of certain guarantees by each of them of bank debt of the Company, were not issued under the Company's 1989 Plan. See 'Certain Relationships and Related Transactions.'

 (7) The reported transaction involved the repricing of existing options to purchase 26,250, and 52,500 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $3.21 and $5.00, respectively, originally granted on June 26, 1991 and October 12, 1992, respectively.

 (8) The reported transaction involved the repricing of existing options to purchase 10,500, 10,500, 6,300, 26,250 and 20,000 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $7.62, $7.62, $4.40, $5.00 and $5.00, respectively, originally granted on December 31, 1989, December 31, 1989, May 1, 1991, October 12, 1992 and December 31, 1993,
     respectively.

 (9) The reported transaction involved the repricing of existing options to purchase 5,250, 7,875, 5,250 and 20,000 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $7.62, $4.40, $5.00 and $4.25, respectively, originally granted on December 31, 1989, May 1, 1991, October 12, 1992 and December 31, 1993, respectively.

(10) The reported transaction involved the repricing of existing options to purchase 10,500, 7,875 and 10,500 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $7.62, $4.40 and $5.00, respectively, originally granted on December 31, 1989, May 1, 1991 and October 12, 1992, respectively.

(11) The reported transaction involved the repricing of existing options to purchase 10,500, 10,500, 6,300 and 10,500 shares of Common Stock pursuant to the 1989 Plan, at exercise prices of $7.62, $7.62, $4.40 and $5.00, respectively, originally granted on December 31, 1989, December 31, 1989, May 1, 1991 and October 12, 1992.

     The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at January 31, 1995. There were no exercises of options to purchase the Company's Common Stock by such individuals during the fiscal year ended January 31, 1995 and, at January 31, 1995, all of the outstanding options had exercise prices greater than the market value of the Company's Common Stock on that date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED OPTIONS HELD AT
                                                                 FISCAL YEAR END(#)
                                                       --------------------------------------
                        NAME                              EXERCISABLE        UNEXERCISABLE
- - -----------------------------------------------------  ------------------  ------------------

Morris Goldfarb......................................          61,750             157,500
Aron Goldfarb........................................          61,750              47,000
Jeanette Nostra-Katz.................................          38,650              47,400
Alan Feller..........................................          19,425              21,450
Keith S. Jones.......................................          16,075              24,300
Carl Katz............................................          28,350              11,100

     The following table sets forth information related to each option repricing during the last ten years of options to purchase the Company's Common Stock held by executive officers of the Company. The vesting terms and expiration dates were not amended at the time of repricing. Numbers of shares and exercise prices have been revised to reflect the 5% stock dividend effected in February 1993.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                                                                                             ORIGINAL
                                                                MARKET PRICE                               OPTION TERM
                                                   NUMBER OF    OF STOCK AT    EXERCISE PRICE              REMAINING AT
                                                    OPTIONS       TIME OF        AT TIME OF       NEW        DATE OF
                                                  REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
                NAME                     DATE       AMENDED      AMENDMENT       AMENDMENT       PRICE      AMENDMENT
- - -------------------------------------  --------   -----------   ------------   --------------   --------   ------------
Morris Goldfarb......................   12/5/94      26,250        $ 2.00          $ 3.21        $ 2.00       78 months
                                        12/5/94      52,500        $ 2.00          $ 5.00        $ 2.00       94 months
                                        12/5/94     100,000        $ 2.00          $ 4.00        $ 2.00      110 months
Aron Goldfarb........................   12/5/94      26,250        $ 2.00          $ 3.21        $ 2.00       78 months
                                        12/5/94      52,500        $ 2.00          $ 5.00        $ 2.00       94 months
Jeanette Nostra-Katz.................   12/5/94      20,000        $ 2.00          $ 5.00        $ 2.00      105 months
                                        12/5/94       6,300        $ 2.00          $ 4.40        $ 2.00       77 months
                                        12/5/94      26,250        $ 2.00          $ 5.00        $ 2.00       94 months
                                        12/5/94      21,000        $ 2.00          $ 7.62        $ 2.00       96 months
                                       12/31/92      10,500        $ 7.62          $10.83        $ 7.62       84 months
                                       12/31/92      10,500        $ 7.62          $12.38        $ 7.62       84 months
Keith S. Jones.......................   12/5/94       7,875        $ 2.00          $ 4.40        $ 2.00       90 months
                                        12/5/94       5,250        $ 2.00          $ 5.00        $ 2.00       61 months
                                        12/5/94       5,250        $ 2.00          $ 7.62        $ 2.00       95 months
                                        12/5/94      20,000        $ 2.00          $ 4.25        $ 2.00      108 months
                                       12/31/92       5,250        $ 7.62          $12.38        $ 7.62       84 months

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                            LENGTH OF
                                                                                                             ORIGINAL
                                                                MARKET PRICE                               OPTION TERM
                                                   NUMBER OF    OF STOCK AT    EXERCISE PRICE              REMAINING AT
                                                    OPTIONS       TIME OF        AT TIME OF       NEW        DATE OF
                                                  REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
                NAME                     DATE       AMENDED      AMENDMENT       AMENDMENT       PRICE      AMENDMENT
- - -------------------------------------  --------   -----------   ------------   --------------   --------   ------------
Alan Feller..........................   12/5/94       7,875        $ 2.00          $ 4.40        $ 2.00       77 months
                                        12/5/94      10,500        $ 2.00          $ 5.00        $ 2.00       61 months
                                        12/5/94      10,500        $ 2.00          $ 7.62        $ 2.00       96 months
                                       12/31/92      10,500        $ 7.62          $12.50        $ 7.62       84 months
Carl Katz............................   12/5/94       6,300        $ 2.00          $ 4.40        $ 2.00       77 months
                                        12/5/94      10,500        $ 2.00          $ 5.00        $ 2.00       94 months
                                        12/5/94      21,000        $ 2.00          $ 7.62        $ 2.00       96 months
                                       12/31/92      10,500        $ 7.62          $10.83        $ 7.62       84 months
                                       12/31/92      10,500        $ 7.62          $12.38        $ 7.62       84 months
Fran Boller-Krakauer ................   12/5/94       1,575        $ 2.00          $ 4.40        $ 2.00       77 months
  Vice President-                       12/5/94       2,625        $ 2.00          $ 5.00        $ 2.00       62 months
  Men's Sales of G-III Leather          12/5/94       1,575        $ 2.00          $ 7.62        $ 2.00       96 months
  Fashions, Inc.                        12/5/94       5,000        $ 2.00          $ 8.00        $ 2.00      101 months
                                       12/31/92       1,575        $ 7.62          $12.38        $ 7.62       84 months
Deborah Huffman .....................   12/5/94       6,300        $ 2.00          $ 4.40        $ 2.00       77 months
  Vice President-                       12/5/94       5,250        $ 2.00          $ 5.00        $ 2.00       94 months
  Women's Sales of G-III                12/5/94       7,875        $ 2.00          $ 7.62        $ 2.00       96 months
  Leather Fashions, Inc.               12/31/92       7,875        $ 7.62          $12.38        $ 7.62       84 months
Karen Wells .........................   12/5/94       6,300        $ 2.00          $ 4.40        $ 2.00       77 months
  Vice President-                       12/5/94       5,250        $ 2.00          $ 5.00        $ 2.00       94 months
  Fashion Design and                    12/5/94       3,150        $ 2.00          $ 7.62        $ 2.00       96 months
  Imports of G-III Leather             12/31/92       3,150        $ 7.62          $12.38        $ 7.62       84 months
  Fashions, Inc.

     For an explanation  regarding the  repricing of stock  options effected  in
fiscal    1995,    see    'Compensation    Committee    Report    on   Executive
Compensation -- Repricing of Stock Options.'

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Morris Goldfarb effective through January 31, 1996. The agreement renews annually unless either party notifies the other of its or his intent not to renew within 90 days of the scheduled termination date thereof. The agreement provides for a base annual salary of $650,000, with increases at the discretion of the Board of Directors. Mr. Goldfarb is currently being paid at the rate of $495,000 per year pursuant to his voluntarily agreeing to a reduction in salary. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a 'Change in Control' (as defined in the agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to
2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

     The Company has a severance agreement with Aron Goldfarb which provides for the termination of Aron Goldfarb's employment with the Company, effective January 1, 1995, and for the payment for the two-year period commencing on January 1, 1995 (the 'Severance Period') of base annual payments of $125,000, payable in accordance with the Company's customary payroll policy. Pursuant to the agreement, during the Severance Period, the Company will continue to provide Aron Goldfarb with medical insurance and certain other enumerated benefits. Additionaly, Mr. Goldfarb acts a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity.

     The Company has an employment agreement with Alan Feller, providing for the payment to Mr. Feller of a base annual salary of $160,000. Mr. Feller is currently being paid at the rate of $180,000 per year. The agreement also provides for the continued payment to Mr. Feller of his salary for a period of one year (or until Mr. Feller gains satisfactory comparable employment, if a lesser period), in the event he is terminated for other than 'cause' (as specified in the agreement).

COMPENSATION OF DIRECTORS

     Directors who are not employees or consultants of the Company receive $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

Non-Employee Directors Plan

     Pursuant to the Non-Employee Directors Plan, the Company automatically grants options on an annual basis to members of its Board of Directors who are not also employees of, or consultants to, the Company (a 'Non-Employee Director'). A maximum of 30,000 shares of Common Stock may be issued under the Non-Employee Directors Plan. Each Non-Employee Director is automatically granted an option to purchase 1,000 shares of the Company's Common Stock on the day after each annual meeting of the Company's stockholders (each, a 'Grant Date'). All options are exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the Grant Date. The Plan will terminate on June 25, 2001, unless sooner terminated by the Board.

     In general, an option granted under the Non-Employee Directors Plan becomes exercisable in equal increments of 200 shares on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten-year period from the date the option is granted. However, a Non-Employee Director who ceases to perform services for the Company will have three months (one year in the case of termination by reason of death or total disability) to exercise his or her options -- but only to the extent otherwise exercisable under the vesting schedule.

     The Non-Employee Directors Plan is administered by the Board of Directors of the Company. The Board of Directors may amend the Non-Employee Directors Plan, except that, in general, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan, requires the approval of the Company's stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation Committee, consisting of Thomas J. Brosig and Sigmund Weiss, was established in March 1994. Prior to the establishment of the Compensation Committee, the Board of Directors administered the Company's executive compensation programs, monitored corporate performance and its relationship to compensation of executive officers, and made appropriate decisions concerning matters of executive compensation. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies. The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the 1989 Plan in January 1992 and June 1994. The Plan is administered by the Option Committee, which is composed of Willem van Bokhorst and George J. Winchell.

     One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board designed an executive compensation program consisting, in general, of base salary, annual performance-based bonus plan and stock options.

     Base Salary. Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Annual salary adjustments have previously been determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. Salary adjustments have previously been determined and normally made on an annual basis. During the fiscal year ended January 31, 1995 ('fiscal 1995'), however, the Company reduced the salaries of its mid-level and senior executives in connection with a review of operating expenses in light of the difficult business climate faced by the Company. The Company intends to review salary levels during the course of the current fiscal year and may consider restoring the salary reductions made based on the Company's future performance.

     Annual Bonuses and Incentive Compensation Program. Historically, the Company's executives, other than Morris Goldfarb, were eligible to receive a discretionary bonus, determined by Mr. Goldfarb, based on an evaluation of individual performance and overall Company earnings. No such bonuses were paid with respect to fiscal 1995. The Compensation Committee, after consultation with the Board of Directors, has determined that a bonus plan with specified goals and objectives will better serve the Company's needs. Accordingly, commencing with the current fiscal year ending January 31, 1996, the Company's executive officers, other than Morris Goldfarb, will be entitled to receive an annual bonus under a new Incentive Compensation Program. Under this program, bonuses for merchandise division officers and key personnel will be based 50% on targeted division performance and 50% on targeted overall Company performance, while bonuses for administrative officers and key personnel will be based solely on targeted overall Company performance. Officers will be entitled to bonuses of up to 15% of base salary if targets are met and up to 20% of base salary if targets are exceeded by at least 25%. The purpose of this new program is to more directly and objectively incentivize and reward key personnel. Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company.

     Stock Options. The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and, accordingly, endorses the stock option plan currently in place. Stock option awards have generally vested ratably over a five-year period, providing a long-term view and incentives tied to growth in stockholder values. The Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

     The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Company's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees. The Committee intends to work closely with the Option Committee to achieve these goals.

     Repricing of Stock Options. As previously stated, the Option Committee strongly believes in the importance of stock options in providing incentives to key employees. Stock options are granted to help retain the sevices of those individuals who are in a position to contribute to the successful conduct and operation of the Company and provide incentives by increasing their personal stake in the success of the Company.

     As a result of the decline in the price of the Company's Common Stock, as 1994 progressed, all of the outstanding stock options held by the key employees of the Company had exercise prices in excess of the market value of the Common Stock. Accordingly, these stock options no longer provided employees with the incentives originally expected and desired by the Company. The Option Committee believed that these individuals continue to positively contribute to the Company and have served the Company well, particularly in light of the difficult economic conditions faced by the Company, and that the decline in the Company's stock price is not necessarily reflective of the performance of these employees. In December 1994, after careful consideration and consultation with the full Board of Directors, the Option Committee authorized the repricing of all outstanding options granted under the 1989 Plan to an exercise price of $2.00 per share, the market price of the Common Stock on December 5, 1994, the date of the Committee's action. All other terms and conditions of these repriced stock options, including their vesting schedules, remain unchanged.

COMPENSATION COMMITTEE        OPTION COMMITTEE
   Thomas J. Brosig          Willem van Bokhorst
     Sigmund Weiss           George J. Winchell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Morris Goldfarb, President, Chief Executive Officer and director of the Company is a director of Grand Casinos, Inc. Thomas J. Brosig is a director of Grand Casinos, Inc. and is also its Executive Vice President. Mr. Brosig served as Executive Vice President of Administration and Finance of the Company from August 1989 through March 1990.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1990 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

                           G-III APPAREL GROUP, LTD.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     (JANUARY 31, 1990 - JANUARY 31, 1995)

                              [PERFORMANCE GRAPH]

  VALUE AT         G-III        S&P 500      S&P TEXTILE
DECEMBER 31     COMMON STOCK     INDEX          INDEX
- - -----------     ------------    -------      -----------
1990......         $100          $100           $100
1991......           35.71         95.74         106.12
1992......           48.21        122.38         144.49
1993......           67.86        128            149.33
1994......           28.57        139.12         105.11
1995......           11.61        138.36         102.82

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the Company's knowledge, the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended. Due to certain miscommunications, the Company's directors and executive officers inadvertently filed their respective Forms 5, reporting the repricing of all existing stock options granted under the Company's 1989 Plan and certain additional grants, one business day after the Forms were due.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1986, the New York City Industrial Development Agency ('IDA') issued $1,442,000 of floating rate Industrial Development Revenue Bonds to a commercial bank for the purpose of acquiring and renovating real property located at 345 West 37th Street in New York City (the '345 Property').
Simultaneously, the IDA leased the 345 Property for a term of 15 years to 345 West 37th Corp. ('345 Corp.'), a company owned and managed by Morris and Aron Goldfarb, for sublease to a subsidiary of the Company as its headquarters. Monthly rental payments are due under the sublease in an amount equal to the aggregate of all amounts due under the bonds (including principal, redemption premium, if any, and interest), plus real estate taxes and building operating expenses. Two of the Company's subsidiaries and Morris and Aron Goldfarb (collectively, the 'Guarantors'), have jointly and severally guaranteed the payments and obligations under the lease and the payment of principal and interest on the bonds.

     In April 1988, 345 Corp. received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the 'Authority'), to assist 345 Corp. in its renovation of the 345 Property. The loan, which is financed by long-term bonds issued by the Authority, is for a period of 15 years and is repayable in principal installments of $10,689 monthly, plus interest at a variable rate, not to exceed 1 1/2% above the Authority's cost of the funds loaned. At January 31, 1995, the interest rate on and the outstanding principal amount of the loan were 8.25% and approximately $797,000, respectively. Each of the Guarantors has guaranteed the loan.

     Each of Morris Goldfarb and Aron Goldfarb have jointly and severally guaranted up to $2.5 million of the Company's bank debt. In consideration for these guarantees, the Company granted to each of Morris Goldfarb and Aron Goldfarb ten-year options to purchase 25,000 shares of Common Stock at $5.50 per share and 25,000 shares of Common Stock at $6.50 per share. One-half of the options at each price are currently exercisable and the balance of the options have expired by their terms. Additionally, Morris Goldfarb has pledged 250,000 shares of the Common Stock owned by him as additional security for the Company's bank debt.

                 PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 1996. Grant Thornton LLP audited the financial statements of the Company for the fiscal year ended January 31, 1995. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1996 must be received by the Company no later than

January 30, 1996 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          ALAN FELLER
                                          Secretary

Dated: May 30, 1995

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 345 WEST 37TH STREET, NEW YORK, NEW YORK 10018.

                                 APPENDIX 1

                           G-III APPAREL GROUP, LTD.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 1995

    The undersigned, a stockholder of G-III Apparel Group, Ltd. (the 'Corporation'), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Alan Feller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 22, 1995, and at any and all adjournments or postponements thereof, as follows:

    1. ELECTION OF DIRECTORS

[ ] FOR the nominees listed below (except as        [ ] WITHHOLDING AUTHORITY to vote for
  marked to the contrary below)                        all the nominees listed below

(INSTRUCTIONS: To  withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron  Goldfarb, Lyle Berman,  Thomas J. Brosig,  Alan
          Feller, Carl Katz, Willem van Bokhorst, Sigmund Weiss and George J. Winchell

    2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

    3. In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                    (Continued on reverse side.)

(Continued)

    Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

    Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                   Dated: ______________________
                                                   _____________________________
                                                   _____________________________
                                                   Please sign  exactly as  your
                                                   name(s)   appear  hereon.  If
                                                   shares are  held  by  two  or
                                                   more   persons   each  should
                                                   sign. Trustees, executors and
                                                   other   fiduciaries    should
                                                   indicate    their   capacity.
                                                   Shares held by  corporations,
                                                   partnerships,   associations,
                                                   etc. should be  signed by  an
                                                   authorized   person,   giving
                                                   full title or authority.

           PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE